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                                                                  EXHIBIT 10.66

                           NON-COMPETITION AGREEMENT

        NON-COMPETITION AGREEMENT (the "Agreement") made as of the 18th day of August, 1994, among Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), Cosmar Corporation, a Delaware corporation ("CC") and a wholly owned subsidiary of the Company and Jerry D. Kayne (the "Selling Shareholder").

                              W I T N E S S E T H

        WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and CC are purchasing from Cosmar Corporation and Precision Molded Plastics, Inc. (the "Selling Entities") the assets and businesses of such Selling Entities for an aggregate purchase price of $66,327,977.69 in cash and notes, plus the assumption of the Assumed Liabilities, as defined in the Purchase Agreement (the "Acquisition").

        WHEREAS, the Selling Entities are engaged in the business of manufacturing and marketing artificial fingernails and related nail care products on both a domestic and international basis (as the same may be expanded as to artificial fingernails and related nail care products in ordinary course, the "Business").

        WHEREAS, the Company and/or CC have purchased from the Selling Entities trade secrets, confidential business relationships, and other confidential and proprietary property and information in connection with the business and operations of the Selling Entities which are essential and integral components of their success and profitability.

        WHEREAS, prior to the Acquisition, the Selling Shareholder was a principal shareholder of the Selling Entities and was actively involved in the business of the Selling Entities and, as a result, possesses an intimate knowledge of the Business.

        WHEREAS, the Company and CC wish to assure themselves that the Selling Shareholder will not engage in certain types of activities that would be competitive with or harmful to the Business, and the Selling Shareholder has agreed not to engage in any such activities, subject to the terms and conditions of this Agreement.


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        It is therefore agreed as follows:

        1. Confidentiality. The Selling Shareholder shall not at any time, divulge to any person, firm or corporation any confidential, proprietary or privileged information received by him during the course of his association with the Business or the Selling Entities, whether before or after the date hereof, with regard to the financial, business, operations, method of business, customer and supplier information, independent contractor information, know-how, procedures or other confidential information regarding the affairs of and of the Business or the Selling Entities, or any of their respective officers, directors, stockholders, subsidiaries, affiliates, customers or suppliers, and all of the foregoing shall be kept confidential and shall not be revealed to anyone except as may be otherwise required by law.

        2. Non-Solicitation. The Selling Shareholder shall not, at any time during or within five years after the date of this Agreement, solicit, interfere with or employ any customer, supplier or employee of the Business; provided, however, that the terms of this section 2 shall not prohibit the Selling Shareholder from employing or otherwise associating with Robert H. Schnell, Fred Kayne, Aldran H. LaJoie or Marc Schnell.

        3. Non-Competition. The Selling Shareholder shall not, for a period of five years from the date of this Agreement, directly or indirectly (i) acquire or own in any manner, any interest in any person, firm, corporation or other entity of any kind (collectively a "Person") which is engaged in any facet of the Business in the continental United States, (ii) engage, through or in connection with any Person, in any facet of the Business or competes in any way with the Business within the continental United States, or (iii) be employed in any capacity by, serve as an employee, agent or officer or director of, serve as a consultant or advisor to, or otherwise participate in the management or operation of, any Person which (x) engages in any facet of the Business or (y) competes with the Business in any way; except that the Selling Shareholder shall have the right to make passive investments in (i) public companies, and
(ii) investments not related to the business of the Sellers.

        4. Enforceability. The Selling Shareholder acknowledges that this Agreement is being entered into concurrently with the closing of the Acquisition and that the covenants contained in section 1, section 2 and section 3 of this Agreement are an essential part of the Acquisition and the transactions contemplated in connection therewith. The Selling Shareholder further acknowledges that the Acquisition and the transactions contemplated thereby were designed to effect a sale by the Selling Entities in a manner intended to qualify the Selling Shareholder as "a shareholder of a corporation which


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sells all or substantially all of its operating assets together with the goodwill of the corporation" within the meaning of Section 16601 of the Business and Professions Code of California ("Code"). The Selling Shareholder acknowledges that he has read said Section 16601 of the Code, understand the terms thereof and agree that the transactions contemplated by this Agreement are within the scope and intent of Section 16601 and an exception to Section 16600 of the Code and agrees to be bound thereby. The Selling Shareholder acknowledges that no person would invest any monies in the Company, CC or the Business whether as a shareholder or lender without the benefit of the foregoing covenants by the Selling Shareholder. The Selling Shareholder acknowledges that he has consulted with counsel concerning the terms of this Agreement, including, but not limited to, section 1, section 2 and section 3 and that the provisions of this Agreement are fair and reasonable and enforceable, at least insofar as they apply to the Business as it exists on the date hereof. The Selling Shareholder further acknowledges that compliance with the provisions hereof will not create any hardship as he has independent means and sufficient income to be fully self-supporting without competing with the Business or otherwise violating any of the provisions hereof. Accordingly, the Selling Shareholder agrees to be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain. This covenant not to compete is designed to protect the good will associated with the assets being acquired from the Selling Entities, and the parties expressly agree that no part of the purchase price for said assets is separately allocable to this covenant.

        5. Amendment and Modification. This Agreement may not be amended, modified or changed except in a writing signed by the party against whom such amendment, modification or the like is sought to be enforced.

        6. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent


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with the requirements for a waiver of compliance as set forth in this section 6.

        7. Notices. All notices and other communications hereunder shall be given by personal delivery or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

        a.      If to the Company or CC, to:

                Renaissance Cosmetics, Inc.
                c/o Kidd, Kamm & Company
                Three Pickwick Plaza
                Greenwich, Connecticut 06830

                with a copy to:

                Edward R. Mandell, Esq.
                Parker Chapin Flattau & Klimpl
                1211 Avenue of the Americas
                New York, New York 10036

        b.      If to the Selling Shareholder, to:

                Jerry D. Kayne
                2182 Century Hill
                Los Angeles, California 90067

                with a copy to:

                Jeffrey A. Weiner, Esq.
                Golbert Kimball & Weiner
                555 South Flower Street
                Suite 2800
                Los Angeles, California 90071

All such notices and other communications shall be deemed given or delivered when received, or five days after mailing, whichever occurs first.

        8. Assignment. Neither this Agreement nor any of the Selling Shareholder's rights, powers, duties or obligations hereunder may be assigned by the Selling Shareholder. This Agreement shall be binding upon and inure to the benefit of the Selling Shareholder and his heirs and legal representatives and the Company, CC and their successors and assigns. Successors of the Company and CC shall include, without limitation, any person acquiring, directly or indirectly, all or substantially all of the assets of the Company or CC, whether by merger, consolidation,

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purchase, lease or otherwise, and such successor shall thereafter be deemed
"the Company" or CC, as the case may be, for the purposes hereof.

        9. Governing Law. This Agreement shall be governed by the laws of the state of California applicable to agreements made and to be performed entirely in California and the federal or state courts at Los Angeles shall have exclusive jurisdiction over all disputes arising hereunder and the parties consent to personal jurisdiction thereunder.

        10. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

                                        RENAISSANCE COSMETICS, INC.



                                        By: /s/ Terry M. Theodore
                                            ---------------------------
                                            Name:  Terry M. Theodore
                                            Title: Vice President


                                        COSMAR CORPORATION



                                        By: /s/ Terry M. Theodore
                                            -------------------------
                                            Name: Terry M. Theodore
                                            Title: Vice President


                                        /s/ Jerry D. Kayne
                                        -------------------------------
                                        Jerry D. Kayne


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